THAI MILITARY BANK PUBLIC COMPANY LIMITED

                         Bank Deposits Pledge Agreement


                                                                11 December 2001


We, King Power Duty Free Co., Ltd., Thai nationality, with offices at 26th & 27th Floors, Siam Tower, 989 Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, hereinafter called the "Pledgor" have made this agreement and submitted it to Thai Military Bank Public Company Limited, Phahon Yothin Branch, hereinafter called the "Pledgee." The Pledgee and the Pledgor agree as follows :

1. The Pledgor agrees to submit and pledge the existing and future rights on bank deposits, and the Pledgee agrees to accept the pledge of bank deposits with the evidence of right, namely

         Passbook of Fixed Deposits Account No. 001-3-45475-6 Baht 70,199,420.04

         Total Pledge of Bank Deposits                        Baht 70,199,420.04

         (Seventy  Million  One Hundred  Ninety-Nine  Thousand
         Four Hundred Twenty Baht and Four Satang)

2. The Pledgor agrees to pledge the rights on bank deposits according Clause 1 as security for all existing and future debts of all types of the Pledgor and of -, for the principal amount of Baht 3,000,000.- (Three Million Baht) and all accessories thereof, as stipulated in
         Section 748 of the Civil and Commercial Code. The Pledgor agrees to pay interest at a rate of 13.25% p.a. If enforcement of the pledge is insufficient to perform the obligations, the Pledgor agrees to pay the difference thereof to the Pledgee accordingly.

3. The Pledgor agrees to not exercise the right to withdraw any fund from the pledged bank account, except to perform the obligations under the pledge to the Pledgee.

4. In case the Pledgor has deposited any additional amount into the pledged bank account or the amount has been increased due to interest, the Pledgor agrees that the increased amount shall become the pledged property under this agreement as well, and without prejudice to the right of the Pledgee as stipulated in Section 761 of the Civil and Commercial Code.

5. In case the right on the pledged property becomes due before the date of payment of the Pledgor's debt, the Pledgor consents the Pledgee to withdraw or receive the money plus interest and hold them continuously or to extend the validity of deposits thereof, as the Pledgee shall select to do so. This shall be deemed as continued pledge under this agreement until the Pledgor has performed the obligations to the Pledgee in full.

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6.       Whereas the Pledgee is the debtor under the deposits agreement and must repay the amount in full, together with interest, to the Pledgor, and at the same time the Pledgee is the Pledgee of the deposits, thus the Pledgee and the Pledgor agree that this agreement shall be deemed as the Pledgee's notice in enforcing the pledge according to law.

7. It is understood explicitly that the pledge under this agreement shall not prejudice the right of the Pledgee to offset the debt, without having to notify the Pledgor, though the debt has not become due, and it is not required to auction the pledged property first.

The Pledgor, having read and understood this agreement entirely and found it to be in accordance with the Pledgor's intention, hereunder sign the name and submit the same to the Pledgor for retention.



(Company Seal Affixed)

                                   - Signed -                          Pledgor
                           (Mr. Viratana Suntaranond)
                               Authorized Director

                                   - Signed -                          Witness
                           (Mrs. Siriphon Leeyawanit)


                                   - Signed -                          Witness
                           (Mr. Vichai Ketbenyaritkul)


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                    THAI MILITARY BANK PUBLIC COMPANY LIMITED

                                Letter of Consent

                                                      Made at Thai Military Bank
                                                          Public Company Limited

                                                                11 December 2001


We, King Power Duty Free Co., Ltd., with offices at 26th and 27th Floors, Siam Tower, No. 989, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, have made this Letter of Consent and submitted it to Thai Military Bank Public Company Limited to indicate that :

1. Whereas King Power Duty Free Co., Ltd. has obtained loan, overdraft, sold promissory note at a discount, opened Letter of Credit, made trust receipt, packing credit, or requested the Bank to issue Letter of Guarantee or oval or certify promissory note or use of Visa credit card, Master Card credit card and/or any item incurring debt between King Power Duty Free Co., Ltd. and the Bank, existing at present and in the future.

2. As security for performance of obligations of King Power Duty Free Co., Ltd. under Clause 1, we, the owner of the Fixed Deposits Account No. 001-3-45475-6, Phahon Yothin Branch, agree to submit the deposits and the interest thereof according to the Passbook, for Baht 70,199,420.04 (Seventy Million One Hundred Ninety-Nine Thousand Four Hundred Twenty Baht and Four Satang) which shall be deemed as a pledge to the Bank effective today.

3. If King Power Duty Free Co., Ltd. is in default of payment under Clause 1 due to whatever reasons or in any case causing the Bank to not receive performance of obligations in full, we consent the Bank to deduct money from the said bank account and the interest thereof for performance of obligations under Clause 1 and the accessories thereof in full forthwith, without having to carry out any act or notify us in advance. We hereby confirm that we shall not object or dispute or cite a right of claim towards the Bank under any circumstances.

4. We consent that for as long as the Bank has not received performance of obligation under Clause 1 in full, we shall not withdraw the deposits and the interest, and shall not take any action which may impair the said security, and should such action occur it shall be deemed as void and shall not affect the said security in any way.

As evidence, we hereunder sign our name.


(Company Seal Affixed)             - Signed -                      Consent Giver
                           (Mr. Viratana Suntaranond)
                               Authorized Director

                                   - Signed -                      Witness
                           (Mrs. Siriphon Leeyawanit)


                                   - Signed -                      Witness
                           (Mr. Vichai Ketbenyaritkul)